Exhibit 99.1

Party City Announces Offering of Senior Notes

ELMSFORD, N.Y.—August 5, 2015 — Party City Holdco Inc. (“the Company” or “Party City”) (NYSE: PRTY) today announced the proposed offering by its wholly-owned subsidiary Party City Holdings Inc. (“PCHI”) of $350 million aggregate principal amount of senior notes due 2023 (the “Notes”). The Notes and the related Notes guarantees will be offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The precise timing, size and terms of the offering are subject to market conditions and other factors.

The net proceeds from the sale of the Notes, together with borrowings under PCHI’s senior credit facilities, will be used to redeem all of the $700 million outstanding aggregate principal amount of the 8.875% senior notes due 2020 issued by PCHI and to pay accrued interest, premiums, fees and expenses related thereto. The foregoing does not constitute a notice of redemption for or an obligation to issue a notice of redemption for PCHI’s Notes.

The Notes will be guaranteed by each subsidiary that guarantees PCHI’s senior credit facility.

The Notes and the related Notes guarantees have not been registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular.

About Party City

Party City Holdco Inc. is the leading party goods retailer in North America and the largest vertically integrated supplier of decorated party goods globally. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, Party City Holdco Inc. is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations with a multi-channel retailing strategy that includes the Party City brick and mortar and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco Inc. designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores in the United States and Canada, operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com. The Company also franchises both individual stores and franchise areas throughout the United States and Puerto Rico, principally under the name Party City.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; adequacy of helium supplies; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional factors set forth in “Risk Factors” in Party City’s prospectus dated April 15, 2015 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

CONTACTS

For Investors:

Deborah Belevan

914-784-8324